Exhibit 4

POWER OF ATTORNEY

The Undersigned (as defined herein) hereby designate Gordon Y. Allison, Geoffrey W. Edwards, Jennifer F. Rudolph, Dirk Gardner, Sean Evans, and Erron W. Smith, or any one of them acting singly and with full power of substitution, as the Undersigned’s true and lawful attorney‑in‑fact to:

(1)
prepare, execute in the Undersigned’s name and on the Undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling the Undersigned to make filings with the SEC of reports required by Section 13(d), Section 13(g), Section 13(h), and Section 16(a) of the Securities Exchange Act of 1934, as amended, and Rule 144 of the Securities Act of 1933, as amended, or any rule or regulation of the SEC;

(2)
to execute and file on the Undersigned’s behalf all Forms 3, 4, 5, 144, and 13H, Schedule 13D, and Schedule 13G (including any amendments to such Forms or Schedules) that the Undersigned may be required to file with the SEC and other regulatory bodies as a result of the Undersigned’s ownership of or transactions in securities of Walmart Inc., including any filing required as a result of any indirect ownership of securities attributed to the Undersigned under applicable law; and

(3)
do and perform any and all acts for and on behalf of the Undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, 5, 144, and 13H, Schedule 13D, and Schedule 13G, complete and execute any amendment or amendments to such Forms or Schedules, and timely file such Forms and Schedules with the SEC and any securities exchange or similar authority.

The authority of Gordon Y. Allison, Geoffrey W. Edwards, Jennifer F. Rudolph, Dirk Gardner, Sean Evans, and Erron W. Smith under this Power of Attorney shall continue until the Undersigned are no longer required to file Forms 3, 4, 5, 144, and 13H, Schedule 13D, and Schedule 13G with regard to the Undersigned’s ownership of or transactions in securities of Walmart Inc., unless earlier revoked in writing.

The Undersigned acknowledge that neither Gordon Y. Allison, Geoffrey W. Edwards, Jennifer F. Rudolph, Dirk Gardner, Sean Evans, Erron W. Smith, Walmart Inc., a Delaware corporation, nor Walton Enterprises, LLC, an Arkansas limited liability company, are assuming any of the Undersigned’s responsibilities to comply with Section 13 and Section 16 of the Securities Exchange Act of 1934, as amended, Rule 144 of the Securities Act of 1933, as amended, or any rule or regulation of the SEC.

The “Undersigned” shall mean Walton Enterprises, LLC, a Delaware limited liability company (“WELP”), managing members of WELP (WELLCO Mgmt Trust #1, WELLCO Mgmt Trust #2, WELLCO Mgmt Trust #3 and WELLCO Mgmt Trust #4), solely in their capacities as the managing members of WELP, and the individuals set forth below, solely in their capacities as trustees of the applicable managing member of WELP.

This instrument may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts shall be an original, but all of which shall together constitute one and the same instrument.

WALTON ENTERPRISES, LLC

Date: December 18, 2024	/s/ Alice L. Walton
Alice L. Walton, as trustee of WELLCO Mgmt Trust #3, a managing member of Walton Enterprises, LLC

/s/ Alice Proietti
Alice Proietti, as trustee of WELLCO Mgmt Trust #2, a managing member of Walton Enterprises, LLC

/s/ Benjamin S. Walton
Benjamin S. Walton, as trustee of WELLCO Mgmt Trust #1, a managing member of Walton Enterprises, LLC

/s/ Carrie Walton Penner
Carrie Walton Penner, as trustee of WELLCO Mgmt Trust #1, a managing member of Walton Enterprises, LLC

/s/ James M. Walton
James M. Walton, as trustee of WELLCO Mgmt Trust #2, a managing member of Walton Enterprises, LLC

/s/ Jim C. Walton
Jim C. Walton, as trustee of WELLCO Mgmt Trust #2, a managing member of Walton Enterprises, LLC

/s/ Lukas T. Walton
Lukas T. Walton, as trustee of WELLCO Mgmt Trust #4, a managing member of Walton Enterprises, LLC

/s/ S. Robson Walton
S. Robson Walton, as trustee of WELLCO Mgmt Trust #1, a managing member of Walton Enterprises, LLC

/s/ Samuel R. Walton
Samuel R. Walton, as trustee of WELLCO Mgmt Trust #1, a managing member of Walton Enterprises, LLC

/s/ Steuart L. Walton
Steuart L. Walton, as trustee of WELLCO Mgmt Trust #2, a managing member of Walton Enterprises, LLC

/s/ Thomas L. Walton
Thomas L. Walton, as trustee of WELLCO Mgmt Trust #2, a managing member of Walton Enterprises, LLC